UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NovoCure Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOVOCURE LIMITED

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 10, 2017

To the shareholders of NovoCure Limited:

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (“Annual Meeting”) of NovoCure Limited, a Jersey (Channel Islands) corporation (referred to herein as the “Company”, “Novocure”, “we”, “us” or “our”), will be held on May 10, 2017, at 10:00 a.m. U.S. Eastern Standard Time (EST), at Le Masurier House, LaRue Le Masurier, St. Helier, Jersey, Channel Islands JE2 4YE, for the following purposes:

1.

To elect four directors named in the Proxy Statement, who will be designated as Class II directors, to hold office until the 2020 annual general meeting of shareholders or until their successors are duly elected and qualified or until their offices are vacated; and

2.

To approve and ratify the appointment, by the audit committee of our Board of Directors, of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“Kost Forer”), as the auditor and independent registered public accounting firm of the Company for the Company’s fiscal year ending December 31, 2017.

The foregoing items of business, both of which will be proposed as ordinary resolutions within the meaning of our Articles of Association, are more fully described in the Proxy Statement. Only shareholders who owned our ordinary shares at the close of business on March 6, 2017 (the “Record Date”) can vote at this meeting or at any adjournments that take place or postponements thereof.

A shareholder entitled to attend and vote at the Annual Meeting is entitled to appoint one or more proxies to attend and vote in the place of such shareholder and such proxy or proxies need not also be a shareholder of the Company. We have elected to use the Internet as our primary means of providing our proxy materials to shareholders. Consequently, shareholders will not receive paper copies of our proxy materials, unless they specifically request them. We will send a notice regarding the Internet availability of proxy materials (the “Notice of Internet Availability”) on or about March 28, 2017 to our shareholders of record as of the close of business on the Record Date. The Notice of Internet Availability contains instructions for accessing the proxy materials on the Internet, including the Proxy Statement and our 2016 Annual Report, and provides information on how shareholders may obtain paper copies free of charge. The Notice of Internet Availability also provides the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation from our Board of Directors with regard to each matter; and information on how to attend the meeting.  Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of mailing these materials.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. Other than voting in person at the Annual Meeting, you may vote over the Internet, by telephone or by completing and mailing a proxy card or voting instruction card forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or voting instruction card forwarded by your bank, broker or other holder of record regarding each of these voting options.

Our Board of Directors recommends that you vote FOR the election of the four Class II director nominees named in Proposal 1 of the Proxy Statement and FOR the approval and ratification of the appointment of Kost Forer as our auditor and independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017 as described in Proposal 2 of the Proxy Statement.

By Order of the Board of Directors

William F. Doyle Chairman of the Board of Directors

St. Helier, Jersey, Channel Islands

March 28, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2017

The Proxy Statement, Notice of Annual General Meeting of Shareholders

and 2016 Annual Report are available at www.proxyvote.com.

NOVOCURE LIMITED

PROXY STATEMENT

FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The Board of Directors (the “Board”) of NovoCure Limited (referred to herein as the “Company”, “Novocure”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2017 Annual General Meeting of Shareholders to be held on Wednesday, May 10, 2017, at 10:00 a.m. U.S. Eastern Standard Time (“EST”), at Le Masurier House, La Rue Le Masurier, St. Helier, Jersey, Channel Islands  JE2 4YE, and any adjournment or postponement of that meeting (the “Annual Meeting”).

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a notice regarding the Internet availability of proxy materials (the “Notice of Internet Availability”) to holders of record of our ordinary shares (“Ordinary Shares”) as of March 6, 2017 (the “Record Date”). All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability and on the website referred to in the Notice of Internet Availability, including instructions on how to request paper copies on an ongoing basis. On or about March 28, 2017, we are making this Proxy Statement available on the Internet and are mailing the Notice of Internet Availability to all shareholders entitled to vote at the Annual Meeting.

The Company’s 2016 Annual Report, which contains financial statements for the fiscal year ended December 31, 2016 (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Shareholders that receive the Notice of Internet Availability can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability. The Annual Report and this Proxy Statement are also available on our investor relations website at www.novocure.com and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. You also may obtain a copy of the Annual Report, without charge, by writing to our Investor Relations department, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355.

2017 Proxy Statement

THE PROXY PROCESS AND SHAREHOLDER VOTING

QUESTIONS AND ANSWERS

ABOUT THIS PROXY STATEMENT AND VOTING

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on March 6, 2017 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 88,091,068 Ordinary Shares issued and outstanding and entitled to vote. On each matter to be voted upon, you have one vote for each Ordinary Share you own as of the Record Date.

What am I being asked to vote on?

You are being asked to vote on two proposals:

•

Proposal 1: To elect the four directors named in this Proxy Statement, who will be designated as Class II directors, to hold office until the 2020 annual general meeting of shareholders or until their successors are duly elected and qualified or until their offices are vacated; and

•

Proposal 2: To approve and ratify the appointment, by the audit committee of our Board, of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“Kost Forer”), as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2017.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

The procedures for voting, depending on whether you are a shareholder of record or a beneficial owner holding in “street name,” are as follows:

Shareholder of Record—Shares Registered in Your Name

If you are a shareholder of record, you may vote in any of the following manners:

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•

To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability or on the proxy card by accessing www.proxyvote.com using the control number contained on the Notice of Internet Availability or proxy card.

•	To vote by telephone, call 1-800-690-6903 (toll free). You will need to have the control number printed on your Notice of Internet Availability or proxy card available when you call.
•

To vote by mail, complete, sign and date the proxy card and return it promptly to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. As long as your signed proxy card is received by May 7, 2017, your shares will be voted as you direct.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by mail, Internet or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. EST on May 7, 2017. Proxy cards submitted by mail must be received by 11:59 p.m. U.S. Eastern Time on May 7, 2017 to be counted.  Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

2017 Proxy Statement

Beneficial Owner—Shares Registered in the Name of Broker, Bank or Other Nominee (“Street Name”)

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you will receive a voting instruction card from that organization. Simply complete and mail the voting instruction card to ensure that your vote is counted, or follow such other instructions to submit your vote by the Internet or telephone, if such options are provided by your broker, bank or other nominee. You are also invited to attend the Annual Meeting. However, to vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee authorizing you to vote at the Annual Meeting. Contact your broker, bank or other nominee to request a proxy form.

How does the Board recommend I vote on the Proposals?

The Board recommends that you vote:

•	FOR each of the four director nominees named in this Proxy Statement, who will be designated as Class II directors (Proposal 1); and
•	FOR approval and ratification of the appointment of Kost Forer as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2).

How many votes are needed to approve each proposal?

With respect to Proposal 1, the election of four Class II directors, each nominee who receives the affirmative vote of the majority of votes cast will be elected. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal 2, the approval and ratification of the appointment of Kost Forer as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2017, the affirmative vote of the majority of votes cast is required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Can I change my vote after submitting my proxy vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•	You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.
•

You may send a written notice that you are revoking your proxy to our General Counsel, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, which must be received by May 7, 2017.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by such broker, bank or other nominee to revoke an earlier vote.

Who counts the votes?

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to tabulate shareholder votes, or as our “Inspector of Election”.

2017 Proxy Statement

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

The approval and ratification of the appointment of Kost Forer as our auditor and independent registered public accounting firm for the year ending December 31, 2017 (Proposal 2) is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters without voting instructions from beneficial owners, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of four Class II directors (Proposal 1) is considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.  Accordingly, if you own shares in street name through a broker, bank or other nominee, please be sure to provide voting instructions to your nominee to ensure that your vote is counted on each of the proposals.

What if I return a Proxy Card but do not make specific choices?

If we receive your signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the four nominees for Class II directors and “FOR” the approval and ratification of the appointment of Kost Forer as our auditor and independent registered public accounting firm for the year ending December 31, 2017. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

Novocure will pay for the entire cost of soliciting proxies. In addition to the mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must follow the instructions for voting on each Notice of Internet Availability or proxy card you receive, as applicable.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of Ordinary Shares issued and outstanding and entitled to vote on the business being transacted are present in person or represented by proxy at the Annual Meeting.

2017 Proxy Statement

If you are a shareholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.

What are the implications of being an “emerging growth company” for purposes of this Proxy Statement?

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements.  We are also not required to conduct non-binding advisory votes on executive compensation. We will remain an emerging growth company for up to five years following our initial public offering, which occurred in October 2015 (the “IPO”), or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

2017 Proxy Statement

PROPOSAL 1

ELECTION OF FOUR CLASS II DIRECTORS

Our Articles of Association provide that our Board may consist of between two (2) and thirteen (13) directors, as determined by the Board from time to time. Our Board currently has ten (10) members. Our Board is divided into three classes, designated as Class I, Class II and Class III, with members of each class serving staggered terms. The current members of the classes are divided as follows:

•	the Class I directors are William Burkoth and Yoram Palti;
•	the Class II directors are Louis J. Lavigne, Jr., Kinyip Gabriel Leung, Robert J. Mylod, Jr. and Gert Lennart Perlhagen; and
•	the Class III directors are Asaf Danziger, William F. Doyle, Charles G. Phillips III and William A. Vernon.

Our Class II and Class III directors were originally elected to serve on our Board pursuant to an investors rights agreement, which was terminated upon the completion of our IPO on October 2, 2015.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a three-year term at the annual general meeting of shareholders in the year in which their term expires or until their successor is elected and has been qualified, or until such director’s earlier death, resignation or removal as provided for in our Articles of Association. If a vacancy arises on the Board during the term of a director’s appointment as a result of death, resignation or removal, then a majority of our directors then in office (acting upon the recommendation of our independent directors or a committee thereof) shall have the power at any time and from time to time to appoint any person to be a director as a replacement to fill the vacancy and such person will serve for the remainder of the term of the director he or she has replaced.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose.

Except as described below, our current Class II directors will continue to serve as Class II directors, if elected, following the Annual Meeting:

•

Mr. Mylod, a current Class II director, is not standing for re-election at the Annual Meeting and his term will expire on the date of the Annual Meeting. Mr. Mylod has been a valued member of our Board since 2012 and we thank him for his service to the Company.

•	Martin J. Madden, a new nominee to serve as a Class II director, was presented to the Board as a candidate by Mr. Doyle and Mr. Vernon.
•

Mr. Leung, who currently serves on our Board as a Class II director, will be reclassified as a Class I director with a term of office expiring at the 2019 annual meeting of shareholder immediately following the Annual Meeting in order to ensure that the number of directors in each class is evenly distributed.

2017 Proxy Statement

The following table sets forth, for our four Class II director nominees and for our continuing directors, information with respect to their independence, length of service on our Board and their ages:

Name	Age	Independent	Director Since
Class I Directors whose terms expire at the 2019 Annual Meeting of Shareholders
William Burkoth	40	Yes	2009
Yoram Palti	79	No	2002
Class II Directors whose terms expire at the 2017 Annual Meeting of Shareholders
Louis J. Lavigne, Jr.	68	Yes	2012
Kinyip Gabriel Leung	55	No	2011
Gert Lennart Perlhagen	74	Yes	2003
New Class II Director Candidate
Martin J. Madden	56	Yes	—
Class III Directors whose terms expire at the 2018 Annual Meeting of Shareholders
Asaf Danziger	50	No	2012
William F. Doyle	54	No	2004
Charles G. Phillips, III	68	Yes	2012
William A. Vernon	61	Yes	2006

Class II Nominees for Election to a Three-Year Term Expiring at the 2020 Annual General Meeting of Shareholders

Louis J. Lavigne, Jr.

Experience: Mr. Lavigne is the managing director of Lavrite, LLC, a management consulting firm specializing in corporate finance, accounting, growth strategy and management, a position he has held since 2005. He is also the managing member of Spring Development Group, LLC, a specialized investor in growth situations, a position he has held since 2010. From 1982 to 2005, Mr. Lavigne held various positions at Genentech, Inc., a biotechnology company. He joined Genentech in 1982 and was named controller in 1983. In 1986, he was promoted to vice president and assumed the chief financial officer position in 1988. In 1994, Mr. Lavigne became senior vice president and in 1997, he became executive vice president. He earned a B.S. in business administration from Babson College and an M.B.A. from Temple University.

Directorships: Director of Accuray, Inc., a radiation oncology company, since 2009; director of Depomed, Inc., a specialty pharmaceutical company, since 2013; and director of Zynga, Inc., a video game developer, since 2015. Mr. Lavigne also serves on the board of directors of several private companies: DocuSign, Inc., a private signature transaction management company, since 2013; Rodan & Fields, LLC, a private skincare products company, since 2015; and Puppet, Inc., a private IT automation software company, since 2015. He previously served as a director of Allergan, Inc., a specialty pharmaceutical company, from 2005 to 2015, as a director of BMC Software, Inc., an enterprise systems software company, from 2008 to 2013 and as a director of SafeNet, Inc., a private information security company, from 2010 to 2015. Mr. Lavigne is also a member and former chairman of the UCSF Benioff Children’s Hospitals Board of Directors and the UCSF Benioff Children’s Hospitals Foundation.

We believe that Mr. Lavigne is qualified to serve on our Board due to his business and accounting experience serving as an executive and director of several biotechnology and oncology companies, in addition to his expertise in corporate growth strategies and management.

2017 Proxy Statement

Kinyip Gabriel Leung

Experience: Mr. Leung has been the Vice Chairman of the Board since 2011 and was an employee of NovoCure from 2011 to 2016.  From 2003 to 2010, he worked for OSI Pharmaceuticals, Inc., a specialty pharmaceutical company, prior to its acquisition by Astellas Pharma Inc., last serving as executive vice president of OSI Pharmaceuticals, Inc. (“OSI”) and the President of OSI’s Oncology and Diabetes Business.  Prior to his tenure at OSI, from 1999 to 2003, Mr. Leung served as group vice president of the global prescription business at Pharmacia Corporation, a global pharmaceutical and healthcare company. From 1991 to 1999, Mr. Leung was an executive at Bristol-Myers Squibb Company, a global pharmaceutical and healthcare company. Mr. Leung is a pharmacist and trained at the University of Texas at Austin, where he earned his B.S. with High Honors. Mr. Leung earned his M.S. in Pharmacy from the University of Wisconsin-Madison, with a concentration in pharmaceutical marketing.

Directorships: Director of Pernix Therapeutics Holdings, Inc. since 2016. He was previously director of Albany Molecular Research Inc., a global contract research and manufacturing company, from 2010 to 2016 and director of Delcath Systems, Inc., a specialty pharmaceutical and medical device company, from 2011 to 2014.

We believe that Mr. Leung is qualified to serve on our Board due to his extensive knowledge of our business as a former employee of NovoCure and his experience in our industry, including global management. Specifically, Mr. Leung was responsible for the launch of erlotinib (Tarceva), a chemotherapy drug for non-small cell lung cancer, while at OSI. While at Pharmacia Corporation, Mr. Leung led its oncology franchise with business and medical affairs operations in over 80 countries. At Bristol-Myers Squibb, he oversaw the growth of chemotherapy drugs Taxol and Paraplatin.

Martin J. Madden

Experience: Mr. Madden recently retired after a 30-year career at Johnson & Johnson (1986 to January 2017), where he most recently served as Vice President Research and Development DePuy-Synthes and Vice President Medical Device R&D Transformation from February 2016 to January 2017, as Vice President New Product Development, Medical Devices from July 2015 to February 2016, and as Vice President R&D Global Surgery Group from January 2012 to July 2015. Earlier in his career, Mr. Madden was a medical device engineer and innovator, and a leader of cross-functional teams charged with incubating, developing, and launching new products.  Mr. Madden graduated first in his class with honors from Columbia University’s MBA program.  He is an honors graduate from Carnegie-Mellon University, where he earned a Master’s degree in Mechanical Engineering, and a summa cum laude graduate from the University of Dayton, where he earned a Bachelor’s degree in Mechanical Engineering.

Directorships:  Microbot Medical Inc., a medical device company specializing in micro-robotic medical technologies, since February 2017.

We believe that Mr. Madden is qualified to serve on our Board due to his extensive experience with and his status as a world leader in medical device innovation and new product development.  During his thirty year tenure with Johnson & Johnson’s medical device organization, Mr. Madden was an innovator and research leader for nearly every medical device business including cardiology, electrophysiology, peripheral vascular surgery, general and colorectal surgery, aesthetics, orthopaedics, sports medicine, spine, and trauma. As an Executive and a Vice-President of Johnson & Johnson, Mr. Madden served on the management boards of Johnson & Johnson’s Global Surgery Group, Ethicon, Ethicon Endo-Surgery, DePuy-Synthes, and Cordis, with responsibility for research and development – inclusive of organic and licensed/acquired technology.  He was also Chairman of J&J’s Medical Device Research Council, with responsibility for talent strategy and technology acceleration.

2017 Proxy Statement

Gert Lennart Perlhagen

Experience: Mr. Perlhagen is an active entrepreneur and investor in emerging healthcare companies and was the founding investor in Novocure. Mr. Perlhagen founded (as part of its merger with Cross Pharma AB) and, from 1999 to 2006, served as a director of Meda AB, a specialty pharmaceutical company. Prior to founding Meda AB, Mr. Perlhagen was the chief executive officer for Scandinavia and the United Kingdom for Farmitalia SpA, a specialty pharmaceutical company, (later acquired by Pfizer Inc.). Earlier in his career, he served as regional director for South Europe and as a member of the International Marketing Strategy Group for Astra AB, a specialty pharmaceutical company.

Directorships: None

We believe Mr. Perlhagen is qualified to serve on our Board due to his business and investment experience and his extensive knowledge of our company and our industry. In particular, he gained valuable expertise in oncology while at Farmitalia SpA through his involvement with the launch of the chemotherapy agent doxorubicin (Adriamycin). Outside oncology, Mr. Perlhagen helped lead the commercial launch of omeprazole (Losec/Prilosec) for Astra AB.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH CLASS II NOMINEE NAMED ABOVE

Class III Directors Continuing in Office until the 2018 Annual General Meeting of Shareholders

Asaf Danziger

Experience: Mr. Danziger has served as our Chief Executive Officer since 2002. From 1998 to 2002, Mr. Danziger was CEO of Cybro Medical, a subsidiary of Imagyn Medical Technologies, Inc., a medical products company. Mr. Danziger holds a B.Sc. in material engineering from Ben Gurion University of the Negev, Israel.

Directorships:  None

We believe that Mr. Danziger is qualified to serve on our Board due to his service as our Chief Executive Officer and his extensive knowledge of our company and industry.

William F. Doyle

Experience: Mr. Doyle has served as our Executive Chairman since 2009 and as a member of our Board of Directors since 2004.  Mr. Doyle has been the managing director of WFD Ventures LLC, a private venture capital firm he co-founded, since 2002, and from 2014 to 2016 he was also a member of the investment team at Pershing Square Capital Management L.P., a private investment firm. Prior to 2002, Mr. Doyle was a member of Johnson & Johnson’s Medical Devices and Diagnostics Group Operating Committee and was vice president, Licensing and Acquisitions. While at Johnson & Johnson, Mr. Doyle was also chairman of the Medical Devices Research and Development Council, and Worldwide president of Biosense-Webster, Inc. Earlier in his career, Mr. Doyle was a management consultant in the healthcare group of McKinsey & Company. Mr. Doyle holds an S.B. in materials science and engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

Directorships:  Mr. Doyle is a director of several private, WFD Ventures LLC portfolio companies and Blink Health LTD, a private healthcare services company. Previously, Mr. Doyle was a director of Zoetis, Inc. (NYSE:ZTS).

2017 Proxy Statement

We believe Mr. Doyle is qualified to serve on our Board due to his business and investment experience and his extensive knowledge of our company and our industry.  Mr. Doyle is a recognized expert in medical devices commercialization with over 20 years’ experience in the advanced technology and healthcare industries as an entrepreneur, executive, management consultant and investor.

Charles G. Phillips, III

Experience: From 2008 to 2011, Mr. Phillips served as chief operating officer of Prentice Capital Management, LLC, a private investment management firm. Prior to joining Prentice Capital Management, LLC, Mr. Phillips was a managing director from 1991 to 2002 and president from 1998 to 2001 of Gleacher & Co., an investment banking and management firm. Prior to joining Gleacher & Co., Mr. Phillips held senior positions at other investment banking firms, including nine years at Morgan Stanley, a global financial services firm, where he served as a managing director within the investment banking division and founded and led that firm’s high-yield finance activities. Mr. Phillips earned an A.B. from Harvard College and an M.B.A from Harvard Business School.

Directorships:  None.  Previously a director of several public and private companies and private investment funds, including California Pizza Kitchen, Inc., a restaurant company, and Fidus Investment Corporation, an investment firm. Also served on the governing bodies of a number of educational and non-profit organizations.

We believe Mr. Phillips is qualified to serve on our Board due to his extensive business, financial and investment banking experience.

William A. Vernon

Experience: Mr. Vernon has served as our Lead Independent Director since May 2016. Mr. Vernon served as the chief executive officer of Kraft Foods Group, Inc., a food products company, from 2012 to 2014 and also served as its senior advisor through May 2015. From 2009 to 2011, Mr. Vernon served as the president of Kraft Foods North America and an executive vice president of Kraft Foods. From 2006 to 2009, Mr. Vernon served as the healthcare industry partner for Ripplewood Holdings, a private equity firm. From 1982 to 2006, Mr. Vernon held various roles at Johnson & Johnson. He served as company group chairman of DePuy Orthopaedics, a provider of orthopedic products and services, from 2004 to 2005, president of Centocor, a biotechnology company, from 2001 to 2004 and president of McNeil Consumer Products and Nutritionals, Worldwide, an OTC and nutritional products company, from 1999 to 2001 and president of The Johnson & Johnson-Merck Joint Venture, an OTC remedies company, from 1995 to 2001. Mr. Vernon holds a B.A. in history from Lawrence University and an M.B.A. from Northwestern University’s Kellogg School of Management.

Directorships:  Director of Medivation, Inc., a biopharmaceutical company, since 2006; director of Intersect ENT Inc., a healthcare equipment company, since 2015; and director of The WhiteWave Foods Company, a food products company, since 2016. Previously a director of the Kraft Foods Group from 2012 to 2015.

We believe Mr. Vernon is qualified to serve on our Board due to his business and investment experience as an executive in our industry and as the former chief executive officer of a global Fortune 500 company, with particular expertise in marketing.

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Class I Directors Continuing in Office until the 2019 Annual General Meeting of Shareholders

Yoram Palti, M.D., Ph.D.

Experience: Professor Palti was a founder of Novocure in 2000 and has been our Chief Technology Officer, serving as a consultant, since 2000. Professor Palti is a professor emeritus of physiology and biophysics at the Technion – Israel Institute of Technology and the inventor of TTFields. From 1982 to 1993, Professor Palti was the head of the Rappaport Family Institute for Research in the Medical Sciences, the research arm of the Technion Medical School. From 1968 to 1970, Professor Palti was an associate professor of physiology at the University of Maryland School of Medicine. Professor Palti also founded and managed Carmel Biosensors Ltd., a private medical technology company, and CellSense Ltd., a private medical technology company, from 1992 to 2000. Professor Palti is the author of more than 40 patents and 70 scientific papers. Professor Palti received his M.Sc., Ph.D. and M.D. from The Hebrew Univ. Hadassah Medical School and served his residency at The Hebrew Univ. Hadassah Medical School.

Directorships: Director of EchoSense Ltd., a private medical device company, since 2010.

We believe that Professor Palti is qualified to serve on our Board due to his research qualifications and as the inventor of TTFields.  His experience provides extensive knowledge of our technology and our industry.

William Burkoth

Experience: Mr. Burkoth has worked for Pfizer Inc.’s Venture Investments Team since 2004, currently serving as executive director, where he has responsibility for making direct equity investments in private life-science companies on behalf of Pfizer Inc. Prior to joining Pfizer Inc., from 2002 to 2004, Mr. Burkoth worked in business development at the pharmaceutical companies Galileo Pharmaceuticals, Inc. and IntraBiotics Pharmaceuticals, Inc. From 1999 to 2002, Mr. Burkoth worked as an analyst at Bay City Capital, a life sciences venture capital firm. Mr. Burkoth received a B.A. in chemistry from Whitman College and an M.B.A. from Columbia Business School.

Directorships: Director of private companies Biodesy, Inc., a biotechnology company, G-CON Manufacturing Inc., a cleanroom provider, NeuMoDx Molecular, Inc., a molecular diagnostic company, and RefleXion Medical Inc., a medical equipment company.

We believe that Mr. Burkoth is qualified to serve on our Board due to his business and financial experience as an investor in, and a director of, companies in the biopharmaceutical and biotechnology industry.  Mr. Burkoth’s experience provides the Board with a valuable perspective in the development and marketing of our technology.

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PROPOSAL 2

APPROVAL AND RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has engaged Kost Forer as our independent registered public accounting firm for the year ending December 31, 2017, and is seeking ratification of such appointment by our shareholders at the Annual Meeting. Kost Forer has audited our financial statements since our inception in 2000. Representatives of Kost Forer are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Jersey company law requires the Company to appoint an auditor at each annual general meeting to hold office from the conclusion of that meeting to the conclusion of the next annual general meeting. It is therefore proposed that the shareholders approve and ratify the reappointment of Kost Forer as our independent auditor and registered public accounting firm. If our shareholders fail to approve and ratify the selection, the audit committee will reconsider whether or not to retain Kost Forer. The audit committee will determine the fees to be paid to the auditors for the year ending December 31, 2017.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to Kost Forer during the years ended December 31, 2016 and 2015. All fees described below were approved by the audit committee.

	Year Ended December 31,
	2016	2015
Audit Fees (1)	$333,000	$884,000
Audit-Related Fees (2)	100,000	—
Tax Fees (3)	310,888	333,000
All Other Fees	—	—
Total Fees	$743,888	$1,217,000

(1)

Audit Fees consist of fees billed for professional services performed by Kost Forer for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our IPO. Included in the 2015 Audit Fees is $550,000 of fees billed in connection with our IPO.

(2)

Audit-Related Fees include fees billed by Kost Forer for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred in 2015.

(3)	Tax Fees consist of fees for professional services, including tax consulting and compliance and transfer pricing services performed by Kost Forer.

Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our audit committee must review the terms of the proposed engagement and pre-approve the engagement.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THIS PROPOSAL 2.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended or under the Exchange Act (the “Securities Act”), except to the extent we specifically incorporate this Report by reference.

The audit committee oversees the Company’s corporate accounting and financial reporting process on behalf of the Board.  Management has the primary responsibility for the consolidated financial statements and the reporting process, including the Company’s systems of internal controls.  In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited consolidated financial statements filed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including a discussion of the quality, not just acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.  The audit committee is comprised entirely of independent directors as defined by applicable NASDAQ listing standards.

The audit committee has discussed with Kost Forer, the Company’s independent registered public accounting firm, the matters required to be discussed with the audit committee under auditing standards generally accepted in the United States of America, including Auditing Standards 1301, “Communications with Audit Committees”. The audit committee has received the written disclosures and the letter from Kost Forer required by applicable requirements of the Public Company Accounting Oversight Board regarding Kost Forer’s communications with the audit committee concerning independence and has discussed with Kost Forer its independence. The audit committee also considered whether Kost Forer’s provision of any non-audit services to the Company is compatible with maintaining Kost Forer’s independence.

Based on the review and discussions described above, among other things, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.  The audit committee also approved the selection of the Company’s independent registered public accounting firm.

AUDIT COMMITTEE

Louis J. Lavigne, Jr., Chairman

Robert J. Mylod, Jr.

Charles G. Phillips III

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CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board undertook a review of the independence of our directors (including Mr. Madden, a nominee for election as director at the Annual Meeting), and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships and all other facts and circumstances the Board deemed relevant in determining their independence, including beneficial ownership of our capital stock, the Board has determined that none of Messrs. Burkoth, Lavigne, Madden, Mylod, Perlhagen, Phillips and Vernon has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of NASDAQ. Mr. Danziger and Mr. Doyle are not considered independent because they are employees of the Company. Mr. Leung is not considered independent because he has been an employee of the Company within the past three years and Professor Palti is not considered independent because of the amount of compensation he received in 2016 as a consultant to the Company.

Board Leadership Structure

We currently have an Executive Chairman, who is not independent, a separate Chief Executive Officer who is also on the Board, as well as a Lead Independent Director. Our Executive Chairman, Mr. Doyle, and Chief Executive Officer, Mr. Danziger, work closely together, in consultation with the Lead Independent Director, Mr. Vernon, to set the strategic direction of the company. The addition of the Lead Independent Director role in May 2016 ensures independent leadership of the Board, while our Chief Executive Officer focuses on leading our company and the Executive Chairman focuses on public company matters and leading the Board in overseeing management. Our leadership structure ensures a seamless flow of communication between management and the Board, in particular with respect to the Board’s oversight of the Company’s strategic direction, as well as the Board’s ability to ensure management’s focused execution of that strategy.

Our Corporate Governance Guidelines provide that if the Chairman of the Board is not an independent director (as determined by the Board or the Nominating and Corporate Governance Committee), our independent directors have the discretion to annually elect an independent director to serve as Lead Independent Director. Although elected annually, the Lead Independent Director is generally expected to serve for more than one year. To facilitate this decision-making, the Nominating and Corporate Governance Committee annually discusses our Board leadership structure, providing its recommendation on the appropriate structure for the following year to our independent directors. Our independent directors do not view any particular Board leadership structure as generally preferred; they make an informed annual determination taking into account our financial and operational strategies and any feedback received from our shareholders.

Our Lead Independent Director balances our Executive Chairman and Chief Executive Officer roles, exercising critical duties in the boardroom to ensure effective and independent Board decision-making. Our Corporate Governance Guidelines clearly delineate these responsibilities, which are as follows:

•	Preside over executive sessions of independent directors and meetings of our Board at which the Executive Chairman is not present, including executive sessions of the independent directors;
•	Serve as liaison between the Executive Chairman and Chief Executive Officer and our independent directors;
•	Review matters such as meeting agendas and schedules and other information sent to our Board to ensure that appropriate items are discussed, with sufficient time for discussion of all items;

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•	Call meetings of our independent directors when necessary or appropriate; and
•	If requested by significant shareholders, consult and directly communicate with our shareholders.

In addition to these responsibilities, the Lead Independent Director regularly consults with each of the Executive Chairman and Chief Executive Officer to help guide management's ongoing engagement with the Board on our strategies and related risks.

Supplementing our Lead Independent Director in providing independent Board leadership are our committee chairs, all of whom are independent. The Nominating and Corporate Governance Committee evaluated the performance of Board, including its interactions with the executive management team, in fourth quarter 2016, and discussed its evaluation in executive session with our independent directors. Based on these evaluations, we believe our current Board leadership structure provides effective independent oversight of our company.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board administers the risk oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking. In addition, our audit committee oversees the performance of our internal audit function and considers and approves or disapproves any related party transactions and our nominating and governance committee monitors the effectiveness of our corporate governance guidelines.

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Board Committees

The Board has three standing committees: Audit, Compensation and Nominating and Corporate Governance.  The charters of each committee are available to shareholders in the “Corporate Governance” section of our investor relations website at www.novocure.com.

The following table shows the current membership of these committees:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Asaf Danziger
William F. Doyle
Kinyip Gabriel Leung
Yoram Palti, M.D., Ph.D.
William Burkoth			X
Louis J. Lavigne, Jr.	X*＃
Robert J. Mylod, Jr.	X		X
Gert Lennart Perlhagen		X
Charles G. Phillips III	X	X*
William A. Vernon		X	X*

* Chair

# Audit Committee Financial Expert

The principal responsibilities of each of these committees are described generally below and in greater detail in their respective committee charters.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. The audit committee is responsible for, among other things:

•	appointing our independent registered public accounting firm;
•	evaluating the independent registered public accounting firm’s qualifications, independence and performance;
•	determining the terms of our engagement of our independent registered public accounting firm;
•	reviewing and approving the scope of the annual audit and the audit fee;
•	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;
•

reviewing and approving, in advance, all audit and non-audit services to be performed by our independent registered public accounting, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

•	monitoring and ensuring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

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•

establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls or auditing matters, including procedures for the confidential, anonymous submission by our employees of complaints regarding questionable accounting or auditing matters and reviewing such complaints;

•	reviewing and approving related party transactions;
•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the audit committee deems necessary;
•	reviewing reports to management prepared by the internal audit function, if any, as well as management’s responses;
•

reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual quarterly reports to be filed with the SEC;

•	reviewing, at least annually, the audit committee charter and the committee’s performance; and
•	handling such other matters that are specifically delegated to the audit committee by our Board from time to time.

All members of our audit committee meet the requirements for financial literacy under the applicable rules of NASDAQ. Mr. Lavigne qualifies and serves as an audit committee financial expert as defined under the applicable rules and regulations of the SEC. Under the rules and regulations of the SEC and NASDAQ, members of the audit committee must also meet independence standards under Rule 10A-3 of the Exchange Act. All members of our audit committee meet the applicable independence standards under NASDAQ rules and Rule 10A-3 of the Exchange Act.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers, directors, non-employees and employees. The compensation committee is responsible for, among other things:

•	discharging our Board’s responsibilities relating to compensation of our directors and executive officers;
•	overseeing the administration of our overall compensation and employee benefits plans, particularly incentive compensation and equity-based plans;
•	periodically reviewing and approving generally our compensation and benefit strategies and policies;
•

at least annually, reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives and setting the Chief Executive Officer’s compensation;

•

at least annually, reviewing and approving with the input of our Chief Executive Officer, the compensation of our other executive officers and approving employment, consulting, severance, retirement and/or change in control agreements or provisions with respect to any current or former executive officers;

•	at least annually, reviewing and approving succession plans for our Chief Executive Officer and other executive officers;
•	periodically reviewing and making recommendations to the Board regarding director compensation;
•

overseeing the implementation and administration of our equity compensation plans (including reviewing and approving the adoption of new plans or amendments or modifications to existing plans, subject to shareholder approval, as necessary);

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•	approving or reviewing and making recommendations to the Board with respect to our share-based compensation plans;
•

retaining or obtaining the advice of a compensation consultant, independent legal counsel or other adviser (only after taking into consideration certain specified factors identified by the SEC or NASDAQ listing standards), with direct responsibility for the appointment, compensation and oversight of the work of any such compensation consultant, independent legal counsel and other adviser retained by the compensation committee;

•	reviewing from time to time the compensation committee charter and the committee’s performance; and
•	exercising such other authorities and responsibilities as may be delegated to the compensation committee by the Board from time to time.

Each of the members of our compensation committee is a “non-employee” director as defined in Rule 16b-3 promulgated under the Exchange Act, an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code (the “Code”) and an independent director under applicable NASDAQ rules.

In 2016, the compensation committee retained Radford, an Aon Hewitt Company, which is a national executive compensation consulting firm, as our independent compensation consultant.  Radford was retained to assist the compensation committee with updating the Company’s compensation peer group; conducting market research and analysis on annual and long-term incentive programs, salaries, and equity plans; assisting the committee in developing target grant levels and annual salaries for executives and other employees; advising the committee on public company equity plans and practices; providing the committee with advice and ongoing recommendations regarding material executive compensation decisions; and reviewing compensation proposals of management. The compensation committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for, among other things:

•

identifying and screening candidates for our Board and recommending nominees for election as directors, as well as recommending one or more “audit committee financial experts” (as defined under applicable SEC rules) for the audit committee;

•	establishing procedures to exercise oversight of the evaluation of our Board and management;
•	developing and recommending to our Board a set of corporate governance guidelines, as well as periodically reviewing these guidelines and recommending any changes to our Board;
•

reviewing the structure of our Board committees and recommending to our Board for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;

•	reviewing and assessing the adequacy of its formal written charter on an annual basis;
•

reviewing the content, operations and effectiveness of the Company’s compliance program as it relates to the marketing, promotion and sale of products on an annual basis that shall include updates and reports by the Company’s Chief Compliance Officer and other compliance personnel on their activities and updates about adoption and implementation of policies, procedures and practices designed to assure compliance with relevant U.S. Federal Food, Drug and Cosmetic Act and other applicable legal requirements;

•	reviewing the relationships that each director has with us for purposes of determining independence; and
•	generally advising our Board on corporate governance and related matters.

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Each of the members of our nominating and corporate governance committee is an independent director under the rules of NASDAQ.

Meetings of the Board of Directors, Board and Committee Member Attendance, and Annual Meeting Attendance

Our Board met seven times during 2016. The audit committee met eleven times, the compensation committee met ten times, and the nominating and corporate governance committee met five times. During 2016, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that occurred while such director was a member of the Board and such committees.

We encourage all of our directors and nominees for director to attend our annual general meetings of shareholders. All of our directors attended our annual general meeting of shareholders held in May 2016.

Director Nomination Process

The Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity.  In considering diversity of the Board, the nominating and corporate governance committee will take into account various factors and perspectives, including differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin.   Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make.

The nominating and corporate governance committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of its current make-up, and will consider factors such as independence, experience, strength of character, mature judgment and technical skills in its assessment of the needs of the Board and its evaluation of director nominees. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas, amongst others. Our directors’ performance and qualification criteria are reviewed annually by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the nominating and corporate governance committee may identify the desired skills and experience of a new nominee in light of the criteria above, in which case, the nominating and corporate governance committee would generally poll our Board and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management as appropriate. In making its determinations, the nominating and corporate governance committee evaluates each individual

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in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of our Company and represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our Board. To date, the nominating and corporate governance committee has not utilized third-party search firms to identify director candidates. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Shareholder Recommendations and Nominations

A shareholder or shareholders holding at least one tenth (1/10th) of the total voting rights of the members who have the right to vote at a general meeting of the shareholders of the Company may propose a person for election to the office of director at an annual meeting. Shareholders may recommend director candidates by written submissions to NovoCure’s company secretary at NovoCure Limited, First Floor, Le Masurier House, La Rue Le Masurier, St. Helier, JE2 4YE Jersey, Channel Islands. The nominating and corporate governance committee evaluates nominees recommended by shareholders in the same manner as it evaluates other nominees.

For a shareholder to make a formal nomination for election to the Board at an annual meeting, the shareholder must provide advance notice to the Company, which notice must be received by NovoCure’s company secretary at NovoCure Limited, First Floor, Le Masurier House, La Rue Le Masurier, St. Helier, JE2 4YE Jersey, Channel Islands, not later than the 90th Clear Day (as defined in our Articles of Association) nor earlier than the 120th Clear Day before the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event no annual meeting was held in the previous year or if that the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, it must be so received by the company secretary not earlier than the close of business on the 120th Clear Day prior to such annual meeting and not later than the close of business on the later of (i) the 60th Clear Day prior to such annual meeting, or (ii) the tenth Clear Day following the day on which a public announcement of the date of such annual meeting is first made. As set forth in our Articles of Association, submissions must include all information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Regulation 14(a) under the Exchange Act and a written and signed consent of the proposed nominee to be named in the proxy statement as a nominee and to serving as a director if elected. Our Articles of Association also specify further requirements as to the form and content of a shareholder’s notice. We recommend that any shareholder wishing to make a nomination for director review a copy of our Articles of Association, as amended and restated to date, which is available, without charge, from Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355.

Code of Ethics

We have adopted a written code of business conduct and ethics (the “Code of Ethics”) that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A current copy of the Code of Ethics is posted in the “Corporate Governance” section of our investor relations website at www.novocure.com. We intend to disclose any amendment to the Code of Ethics, or any waivers of its requirements, on our website.

Corporate Governance Guidelines

Our Corporate Governance Guidelines address Board composition, compensation, director qualifications, director independence, committee structure and roles, among other things.  The Board and the nominating and corporate governance committee regularly review our governance policies and practices and developments in corporate governance

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and update our Corporate Governance Guidelines as they deem appropriate. The Corporate Governance Guidelines are posted in the “Corporate Governance” section of our investor relations website at www.novocure.com.

Shareholder Communications with the Board of Directors

Should shareholders or other interested parties wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of our General Counsel, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355.  The General Counsel will forward the communication to the appropriate Board members. Communications that are not related to the duties and responsibilities of the Board, or are otherwise considered to be improper for submission to the intended recipient(s), will not be forwarded.

Compensation Committee Interlocks and Insider Participation

During 2016, our compensation committee consisted of Messrs. Perlhagen, Phillips and Vernon. None of the members of our compensation committee is an officer or one of our employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on the Board or our compensation committee. No member of the compensation committee has any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2016, to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this Proxy Statement captioned “Director Compensation” and “Executive Compensation.”

Palti letter agreement

In February 2015, we entered into a letter agreement with Professor Palti and an entity affiliated with Professor Palti (the “Palti Parties”) pursuant to which the Palti Parties agreed to pay up to $2.0 million solely from net proceeds of the sale of the Palti Parties’ Ordinary Shares. We have the right to require the Palti Parties to sell their shares in market transactions to satisfy any remaining portion of the $2.0 million amount not yet paid to us, so long as the market price of our Ordinary Shares is not less than $17.60, or 80% of the price of the Ordinary Shares that were sold in our IPO. The Palti Parties made a payment to us of $1.945 million in December 2016 to partially fulfill this obligation.

Related party transaction policy

Our Board adopted a written related party transaction policy as set forth in our Corporate Governance Guidelines, setting forth the policies and procedures for the review and approval or ratification of transactions involving us and related persons. For the purposes of this policy, related persons will include our executive officers, directors and director nominees or their immediate family members, or shareholders owning 5% or more of our outstanding Ordinary Shares and their immediate affiliates.

The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, any transaction, arrangement or relationship, where the amount involved exceeds $120,000 per year and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Our executive officers and directors are discouraged from entering into any transaction that may cause a conflict of interest. If such a transaction shall arise, they must report any potential conflict of interest, including related party transactions, to our General Counsel, who will then review and summarize the proposed transaction for our audit committee. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related party transactions may only be consummated if our audit committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy.

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2016 DIRECTOR COMPENSATION

Current Compensation Structure

Effective as of our IPO, members of our Board who serve as executive officers of, or are consultants to, the Company or who are otherwise not considered independent under the corporate governance rules of the SEC and NASDAQ, do not receive compensation from us for their service on our Board. Accordingly, Messrs. Danziger, Doyle and Leung and Professor Palti do not receive compensation from us for their service on our Board. Only those directors who are considered independent directors under the corporate governance rules of NASDAQ and the SEC will be eligible to receive compensation from us for their service on our Board. Our independent directors receive the following cash retainers, which are paid in quarterly installments following the end of each quarter:

•	a base annual retainer of $45,000;
•	an additional annual retainer of $25,000 to the lead independent director;
•	an additional annual retainer of $25,000 to the chairman of the audit committee;
•	an additional annual retainer of $15,000 to the chairman of the compensation committee;
•	an additional annual retainer of $10,000 to the chairman of the nominating and corporate governance committee;
•	an additional annual retainer of $15,000 to each member of the audit committee;
•	an additional annual retainer of $7,500 to each member of the compensation committee; and
•	an additional annual retainer of $5,000 to each member of the nominating and corporate governance committee.

Our directors are eligible to receive grants under our 2015 Omnibus Incentive Plan (the “2015 Plan”), subject to an annual grant limit of 23,600 Ordinary Shares per director. On May 4, 2016, our Board approved grants of options to purchase 21,500 Ordinary Shares at an exercise price of $11.39 per share to each of the following directors: William Burkoth, Louis J. Lavigne, Jr., Robert J. Mylod, Jr., Charles G. Phillips III and William A. Vernon.  These options fully vest on the first anniversary of the grant date on the basis of continued service through such date.

We also reimburse all of our directors for reasonable and necessary expenses incurred to attend board of director or committee meetings.

Compensation

Certain of our directors received compensation from us in their capacity as an employee of or consultant to us. However, our directors who are also one of our employees, such as Mr. Danziger or Mr. Doyle, or who are one of our consultants, such as Professor Palti, do not now, and are not expected in the future to, receive any compensation for their services as a director. In the case of Mr. Danziger, who is a named executive officer (“NEO”), his compensation for fiscal 2016 and 2015 is reported in the 2016 summary compensation table below. In the case of Mr. Leung, Mr. Doyle and Professor Palti, none of whom are NEOs, compensation is generally payable pursuant to and in accordance with an employment agreement or consulting agreement, as applicable, with us, each as described in more detail below.

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The following table shows the total compensation earned or paid to our directors (other than Mr. Danziger, whose compensation is reported in the 2016 summary compensation table below) for the year ended December 31, 2016:

Name	Fees earned or paid in cash ($)(1)	Option awards ($)(2)	All other compensation ($)(3)	Total ($)
William F. Doyle	—	—	596,959	596,959
Kinyip Gabriel Leung	—	—	162,000	162,000
Yoram Palti, M.D., Ph.D.	—	—	280,982	280,982
William Burkoth	50,000	130,542	—	180,542
Timothy Langloss(4)	—	—	—	—
Louis J. Lavigne, Jr.	70,000	130,542	—	200,542
Robert J. Mylod, Jr.	65,000	130,542	—	195,542
Gert Lennart Perlhagen	52,500	130,542	—	183,042
Charles G. Phillips III	75,000	130,542	—	205,542
William A. Vernon	83,150	130,542	—	213,692

For each director listed in the director compensation table above, the aggregate number of stock option awards outstanding at December 31, 2016 is set forth below; other than these option awards, no shares of unvested restricted stock, stock units or other stock-based awards were held by our directors as of December 31, 2016:

	Aggregate number of option awards
Director	Number of securities underlying unexercised options (#)—exercisable	Number of securities underlying unexercised options (#)—unexercisable
William F. Doyle	—	—
Kinyip Gabriel Leung	396,044	36,959
Yoram Palti, M.D., Ph.D.	—	—
William Burkoth	—	21,500
Timothy Langloss	—	—
Louis J. Lavigne, Jr.	162,607	21,500
Robert J. Mylod, Jr.	162,607	21,500
Gert Lennart Perlhagen	—	21,500
Charles G. Phillips III	162,607	21,500
William A. Vernon	—	21,500

(1)	See the section of this Proxy Statement captioned “Current Compensation” for a description of these fees.
(2)

On May 4, 2016 our Board approved grants of options to purchase 21,500 Ordinary Shares at an exercise price of $11.39 per share to each of the following directors: William Burkoth, Louis J. Lavigne, Jr., Robert J. Mylod, Jr., Charles G. Phillips III and William A. Vernon.   The amounts represent the aggregate grant date fair value of the May 2016 option awards, computed in accordance with FASB ASC Topic 718. See Note 14 in the notes to our consolidated financial statements included in our 2016 annual report on Form 10-K for a discussion of the assumptions we use to account for stock-based compensation. These amounts reflect our accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the directors.

(3)

For Mr. Doyle, the amount includes $108,065 paid as consulting fees pursuant to his consulting agreement with us (as described below) and $477,404 in base salary and $11,492 for automobile payments paid by us pursuant to his employment agreement (as described below) in 2016.  For Mr. Leung, the amount consists of base salary paid by us in 2016 pursuant to his employment agreement (as described below); Mr. Leung did not receive an annual bonus or any other compensation in 2016. For Professor Palti, the amount includes $240,000 in

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consulting fees and $40,982 for automobile payments made by us in 2016 to Palti Consultants Ltd. pursuant to his consulting agreement with us (as described below).
(4)	Mr. Langloss retired from our Board May 4, 2016, the date of our 2016 annual general meeting of shareholders.

Doyle consulting agreement

From June 2014 until May 11, 2016, we were a party to a consulting agreement with Mr. Doyle pursuant to which Mr. Doyle served as our Chairman. The consulting agreement provided for four quarterly installments of $75,000 each to be paid each quarter for a total consulting fee of $300,000. On May 11, 2016, one of our subsidiaries entered into an employment agreement with Mr. Doyle as described below in the subsection of this Proxy Statement captioned “Doyle employment agreement” and future payments under the consulting agreement ceased.

Doyle employment agreement

On May 11, 2016, one of our subsidiaries entered into an employment agreement with Mr. Doyle.  This employment agreement superseded in its entirety the consulting agreement that was previously entered into between us and Mr. Doyle.  Under the employment agreement, Mr. Doyle’s employment is “at-will” and may be terminated by either us or Mr. Doyle at any time, subject to our obligation to provide severance in certain instances as discussed below.  Pursuant to his employment agreement, Mr. Doyle will receive an annual base salary of $750,000 per year.  In addition, Mr. Doyle is eligible to receive a discretionary annual cash bonus of up to 90% of his annual base salary based on achievement of performance goals set by the Board (or committee thereof) in its sole discretion, and further subject to his continued employment through the payment date.

Mr. Doyle is generally eligible to participate in our 2015 Plan as determined by the Board (or committee thereof).  Mr. Doyle did not receive any sign-on or other special equity grant in connection with the execution of the Employment Agreement.

Due to certain obligations as managing member of WFD Ventures LLC, Mr. Doyle has been restricted from receiving equity incentive compensation from us. At such time when Mr. Doyle is not subject to these restrictions (either through termination or waiver), we anticipate that, subject to compensation committee and Board approval, Mr. Doyle will be granted a significant equity award under our 2015 Plan.

Mr. Doyle is eligible to participate in the employee benefits generally provided to similarly-situated executive employees, subject to the satisfaction of any eligibility requirements.  The employment agreement provides Mr. Doyle coverage under our company life insurance plan with face value of at least two times the value of his base salary, as well as coverage under our company-paid long-term and supplemental long-term disability plans. In addition, Mr. Doyle’s employment agreement entitles him to a monthly automobile allowance of $1,500 per month.

Upon termination of Mr. Doyle’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Doyle for “good reason” (each a “Qualifying Termination”) prior to a “change in control,”  subject to Mr. Doyle’s execution without revocation of a release of claims, he will be eligible to receive continued payment of his base salary in installments over 12 months from the date of termination, and, to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Doyle and his eligible dependents as of the date of termination for up to 12 months following the date of termination.

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Doyle’s execution without revocation of a release of claims, Mr. Doyle will be eligible to receive an aggregate amount equal to the sum of

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two times his base salary plus target annual bonus, paid in installments over 12 months from the date of termination, and to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Doyle and his eligible dependents as of the date of termination, for up to 18 months following the date of termination. Additionally, any stock options or other equity awards granted to Mr. Doyle after the effective date of the employment agreement will become fully vested on the date of his termination.

The employment agreement also provides that, in the event that any payments Mr. Doyle may receive in connection with a change in control of our Company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced to the greatest amount payable that would not result in such tax, but only if it is determined such reduction would cause Mr. Doyle to be better off, on a net after-tax basis, than without such reduction and payment of the excise tax under Section 4999 of the Code.

Leung employment agreement

Pursuant to an employment agreement that was in place during 2016, Mr. Leung was entitled to receive an annual base salary of $162,000 per year and was eligible to receive an annual discretionary incentive payment under our annual bonus plan, if any, in the sole discretion of our Board. On December 23, 2016, we and Mr. Leung entered into an amendment of the employment agreement pursuant to which we mutually agreed that the employment agreement would terminate effective December 31, 2016. Mr. Leung did not receive any additional compensation in connection with the amendment and subsequent expiration of the employment agreement.

Palti consulting arrangement

We are party to a consulting agreement with Palti Consultants Ltd., a private Israeli company, pursuant to which Professor Palti provides research and development services to us relating to Optune, our product approved for the treatment of glioblastoma, and other of our projects. Under the consulting agreement, Palti Consultants Ltd. receives an aggregate of $20,000 per month for Professor Palti’s services. We also pay for the use of a company automobile and reimbursement for actual business expenses arising out of travel, lodging, meals and entertainment in connection with his services to us. In lieu of providing Professor Palti with a company car, we currently satisfy our automobile obligations under the consulting agreement by paying Palti Consultants Ltd. cash sufficient to cover the costs of his automobile on an after-tax basis. The total amount paid to Palti Consultants Ltd. in 2016 with respect to the automobile payments was $40,982.

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EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or “NEOs.” As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We have designed our executive compensation program to provide compensation, in the aggregate, that is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for 2016, who are comprised of (1) our principal executive officer and (2) our next two highest compensated executive officers other than the principal executive officer, were as follows:

•	Asaf Danziger, our President, Chief Executive Officer, and a director;
•	Wilhelmus Groenhuysen, our Chief Financial Officer; and
•	Eilon Kirson, our Chief Science Officer and Head of Research and Development.

2016 Summary Compensation Table

The following table sets forth total compensation paid to our NEOs for 2016 and, to the extent required by applicable SEC disclosure rules, 2015.

Named executive officer and principal position	Fiscal year	Salary ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)(5)(6)	Total ($)
Asaf Danziger Chief Executive Officer	2016	651,272	652,694	0	276,483	1,580,449
	2015	642,111	8,263,713	478,772	271,296	9,655,892
Wilhelmus Groenhuysen Chief Financial Officer	2016	600,600	5,630,025	0	28,470	6,259,095
	2015	600,600	2,344,448	330,330	17,544	3,292,922
Eilon Kirson Chief Science Officer and Head of R&D (7)	2016	419,570	489,520	0	128,639	1,037,729

(1)

Mr. Danziger’s annual base salary, expressed in U.S. dollars, is $624,000 and Mr. Kirson’s annual base salary, expressed in U.S. dollars, is $416,000. In accordance with Company practice/policy, Mr. Danziger’s and Mr. Kirson’s annual base salary is paid in the new Israeli shekel, or NIS. The difference between the salary amounts established by the compensation committee and those reported in the table above are due to currency translations. The Company uses an exchange rate of 4 NIS per 1 USD and translates the amount paid in NIS according to each transaction date.

(2)

The amounts represent the aggregate grant date fair value of option awards granted by us in 2016, computed in accordance with FASB ASC Topic 718. See Note 14 in the notes to our consolidated financial statements included in our 2016 annual report on Form 10-K for a discussion of the assumptions we use to account for stock-based compensation. These amounts reflect our accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the NEOs.

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(3)

For additional information, see “Cash bonuses” below. Mr. Danziger’s annual cash bonus payment, expressed in U.S. dollars, was $468,000 for 2015 and $0 for 2016. The amount reported for Mr. Danziger’s annual cash bonus payment pursuant to the 2015 Cash Bonus Program reflects the actual amount paid in respect of 2015 performance, as expressed in U.S. dollars, based on the NIS/US$ exchange rate. The Company uses an exchange rate of 4 NIS per 1 USD and translates the amount paid in NIS according to each transaction date.

(4)	A detailed breakdown of “All other compensation” for Mr. Danziger for 2015 and 2016 is provided in the table below, in each case, based on actual cost expressed in U.S. dollars.

Name	Fiscal year	Company contribution to benefits ($)(a)	Vacation payout ($)(b)	Automobile payments ($)(c)	Total ($)
Asaf Danziger	2016	165,275	68,680	42,528	276,483

(a)

For 2016, amount includes $105,808 in severance and pension contributions from us to Mr. Danziger’s Managers Insurance Policy; $48,845 in contributions from us to Mr. Danziger’s advance study fund/professional education fund (keren hishtalmut); $10,622 in payments by us in respect of social security and recuperation pay required by statute in Israel, convalescence pay and holiday gift cards given to Company employees twice per year (Passover and Rosh Hashana) and grossed up for taxes.  For additional details with respect to the Managers Insurance Policy and professional education fund, please see “Other employee benefits and compensation” and “Executive employment arrangements—Danziger employment agreement” below.

(b)

For 2016, represents payment for 28 days of accrued but unused vacation time paid to Mr. Danziger pursuant to the exercise of his right, in accordance with his employment agreement, to elect, on an annual basis, to receive a cash payment based on Mr. Danziger’s base salary in respect of such accrued but unused vacation time in lieu of using such accrued vacation in the future. For additional information, see “Executive employment arrangements—Danziger employment agreement” below.

(c)

In lieu of providing Mr. Danziger with a company car, we currently satisfy our automobile obligations under Mr. Danziger’s employment agreement with us by paying Mr. Danziger cash sufficient to cover the costs of his automobile on an after-tax basis. The total amount paid to Mr. Danziger with respect to the automobile payments was $42,528 for 2016. For additional information, see “Executive employment arrangements—Danziger employment agreement” below.

(5)	A detailed breakdown of “All other compensation” for Mr. Kirson for 2016 is provided in the table below based on actual cost expressed in U.S. dollars.

Name	Fiscal year	Company contribution to benefits ($)(a)	Vacation payout ($)	Automobile payments ($)(b)	Total ($)
Eilon Kirson	2016	106,524	0	22,115	128,639

(a)

The amount includes $64,408 in severance and pension contributions from us to Mr. Kirson’s Managers Insurance Policy; $31,494 in contributions from us to Mr. Kirson’s advance study fund/professional education fund (keren hishtalmut); $10,622 in payments by us in respect of social security and recuperation pay required by statute in Israel, convalescence pay and holiday gift cards given to Company employees twice per year (Passover and Rosh Hashana) and grossed up for taxes.  For additional details with respect to the Managers Insurance Policy and professional education fund, please see “Other employee benefits and compensation” and “Executive employment arrangements—Kirson employment agreement” below.

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(b)

In lieu of providing Mr. Kirson with a company car, we currently satisfy our automobile obligations under Mr. Kirson’s employment agreement with us by paying Mr. Kirson cash sufficient to cover the costs of his automobile on an after-tax basis. The total amount paid to Mr. Kirson with respect to the automobile payments was $22,115 for 2016. For additional information, see “Executive employment arrangements—Kirson employment agreement” below.

(6)

“All other compensation” for Mr. Groenhuysen for 2016 was comprised of automobile payments totaling $13,200, payment of tax preparation fees of $10,926, and insurance premiums paid of $4,344. For additional information, see “Executive employment arrangements—Groenhuysen employment agreement.”

(7)	Compensation information is not provided for Mr. Kirson for 2015 because he was not an NEO for 2015.

Base salary

Our compensation committee conducts an annual review of each executive officer’s base salary once per year, with input from our Executive Chairman (other than with respect to himself) and our Chief Executive Officer (other than with respect to himself), and makes adjustments as it determines appropriate in furtherance of our compensation philosophy and company performance objectives and needs, with revisions generally becoming effective in April of that year.

Our NEOs base salaries were not adjusted during 2016.  The current annual base salaries of our NEOs are set forth below (expressed in U.S. dollars):

Named executive officer	Base salary ($)
Asaf Danziger	624,000
Wilhelmus Groenhuysen	600,600
Eilon Kirson	416,000

Cash bonuses

In general, the bonus of each executive officer, including NEOs, is determined by the achievement of corporate goals and personal objectives. Under their respective employment agreements, the NEOs have pre-established target bonus amounts (expressed as a percentage of base salary) payable at the discretion of the Board or compensation committee. The target amount and actual amount of the annual cash bonus for each of our NEOs for fiscal 2016 is described below:

Named executive officer	FY 2016 target bonus (% Base Salary)	Realization (%) corporate achievement/ personal objectives	Actual FY 2016 bonus ($)
Asaf Danziger	75%	80%/100%	0
Wilhelmus Groenhuysen	50%	80%/100%	0
Eilon Kirson	50%	80%/100%	0

The Board-approved corporate objectives for 2016 included business unit objectives, such as increasing demand for Optune in its approved indications and launches of certain projects; clinical, regulatory and medical affairs objectives, such as opening and enrolling certain trials; finance and health policy objectives, including securing contracts with private payers; and operations, supply chain, engineering and human resources objectives, including ongoing supply chain optimization and continued development of operations in Japan.  The corporate objectives were assessed as a whole, with no specific weighting assigned to any particular objective. While the Board and compensation committee determined that the Company achieved 80% of its corporate objectives, upon the recommendation of the executive officers as a

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group, the Board and compensation committee determined that it would not pay cash bonuses to the Company’s executive officers (including the NEOs) for 2016.

Long-term equity compensation

Equity grants made in 2016 are reflected in the table below:

	2016
Named Executive Officer	Grant Date	Stock Options (#)	Exercise Price ($)
Asaf Danziger	2/24/2016	100,000	11.46

Wilhelmus Groenhuysen	1/12/2016	450,000	21.90

Eilon Kirson	2/24/2016	75,000	11.46

Set forth below is a summary of the terms of the stock options granted to our NEOs in 2016.

•	Awards granted on January 12, 2016 and February 24, 2016 are pursuant to our 2015 Plan.
•	The exercise price per share subject to the stock options is equal to the fair market value of an Ordinary Share on the date of grant.
•

The options generally vest in four equal installments of 25% of the shares subject to the option on each of the first four anniversaries of the grant date, subject to the optionee’s continued service through the applicable vesting date.

•	The options expire ten years from the date of grant to the extent not theretofore exercised.
•	Upon a termination for cause, as defined in our 2015 Plan, all outstanding options, whether vested or unvested, will immediately be forfeited on the date of termination.
•

Upon a termination due to death or disability, as defined in our 2015 Plan, unvested options will generally be forfeited on the date of termination, but the optionee will have 12 months to exercise any options that were vested and exercisable at the time of termination.

•

Upon a termination by us without cause, as defined in our 2015 Plan, unvested options will generally be forfeited on the date of termination, but the optionee will have 90 days to exercise any options that were vested and exercisable at the time of termination.

•

Upon a voluntary termination by the optionee, as defined in our 2015 Plan, unvested options will generally be forfeited on the date of termination, but the optionee will have 30 days to exercise any options that were vested and exercisable at the time of termination.

Other employee benefits and compensation

We provide limited executive perquisites to some of our NEOs and limited change-in-control benefits as described further below. We generally provide our NEOs in the United States and Israel with the same benefits generally provided to all other employees in the United States and Israel, respectively.

In the United States, we sponsor a tax-qualified 401(k) defined contribution plan. Our 401(k) plan, which is generally available to all employees, allows participants to defer amounts of their annual compensation before taxes, up to the maximum amount specified by the U.S. Internal Revenue Code of 1986, as amended, or the Code, which was $18,000 per person for calendar year 2016. We do not currently provide, and never have provided, matching contributions or profit-sharing contributions to the plan, although we may do so in the future.

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In Israel, we generally provide our executives, including NEOs, with severance, pension, disability and education benefits in line with both Israeli law as well as customary compensation practices among technology companies. In accordance with certain exceptions under Israeli law, Messrs. Danziger and Kirson are each entitled to contractual severance benefits rather than the amounts specified by statute. Such contractual arrangements are common for employees in Israel in the technology sector. For Messrs. Danziger and Kirson, we have contractually agreed to adhere to the provisions of the General Approval and to contribute on a monthly basis to a Managers Insurance Policy (bituach menahalim) on their behalf. In addition, we contribute to an advance study fund/professional education fund (keren hishtalmut) for the benefit of Messrs. Danziger and Kirson For additional details with respect to the Managers Insurance Policy and professional education fund, please see “Executive employment arrangements—Danziger employment agreement” and Executive employment arrangements—Kirson employment agreement” below. Except as described above, we do not currently sponsor or contribute to any qualified or non-qualified defined benefit plan or any non-qualified defined contribution plan, and we do not currently maintain (or have any outstanding obligation with respect to) any traditional non-qualified deferred compensation plan or other deferred compensation plans.

Outstanding Equity Awards at 2016 Fiscal Year End

The following table sets forth information regarding outstanding option awards under the 2003 Share Option Plan, 2013 Share Option Plan and 2015 Plan held by our NEOs as of December 31, 2016. Each of the awards below vest in one-fourth increments on the first, second, third and fourth anniversary of the grant date, subject to the NEO’s employment through the applicable vesting date.

Named executive officer	Grant date	Number of securities underlying unexercised options (#)— exercisable	Number of securities underlying unexercised options (#)— unexercisable	Option exercise price ($ per share)	Option expiration date
Asaf Danziger	3/28/2007	342,954	—	0.17	3/27/2017
	10/12/2010	354,780	—	0.38	10/12/2020
	12/14/2011	446,863	—	3.44	12/14/2021
	2/26/2014	44,346	44,349	7.48	2/26/2024
	2/25/2015	88,695	266,085	14.37	2/25/2025
	10/2/2015	103,478	310,432	22.00	10/2/2025
	2/24/2016	—	100,000	11.46	2/23/2026
Wilhelmus Groenhuysen	12/14/2011	523,732	—	3.44	12/13/2021
	2/20/2013	66,519	22,176	7.03	2/20/2023
	2/26/2014	29,564	29,566	7.48	2/26/2024
	2/25/2015	66,521	199,564	14.37	2/23/2025
	1/12/2016	—	450,000	21.90	1/12/2026
Eilon Kirson	9/15/2011	76,869	—	3.44	9/14/2021
	12/14/2011	70,956	—	3.44	12/13/2021
	2/20/2013	164,085	54,696	7.03	2/19/2023
	2/26/2014	29,564	29,566	7.48	2/25/2024
	2/25/2015	66,521	199,564	14.37	2/23/2025
	2/24/2016	—	75,000	11.46	2/23/2026

Executive employment arrangements

We have entered into written employment agreements with each of our NEOs, Asaf Danziger, Wilhelmus Groenhuysen and Eilon Kirson, as well as William Doyle (whose agreement is described above under “Director Compensation”). These employment agreements, as generally described below, were intended to acknowledge and set forth the terms and conditions of each executive’s employment with us, including each executive’s duties and responsibilities, base salary and

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bonus eligibility, equity grants, employee benefit entitlements and severance protection. In addition, each of the employment agreements includes certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and/or non-disparagement covenants, which are intended to protect our interests as well as the interests of our shareholders, affiliates, directors, officers and employees.

We do not have any employment or other individual agreements with or in respect of any NEO that provide for an excise tax gross-up payment relating to a change in control. To the contrary, the employment agreements with William Doyle and Wilhelmus Groenhuysen provide that in the event that the executive’s receipt of payments or distributions would subject him to the golden parachute excise tax under Section 4999 of the Code, the amount of parachute payments within the meaning of Section 280G of the Code will be reduced to the greatest amount payable that would not result in such tax, but only if it is determined such reduction would cause the executive to be better off, on a net after-tax basis, if such payments were so reduced than without such reduction and payment of the excise tax under Section 4999 of the Code.

Danziger employment agreement

On October 10, 2016, one of our subsidiaries entered into an employment agreement with Asaf Danziger pursuant to which Mr. Danziger serves as our Chief Executive Officer. This agreement supersedes in its entirety the employment agreement that was previously entered into between Mr. Danziger and one of our subsidiaries.  Under his employment agreement, Mr. Danziger’s employment may be terminated by either us or Mr. Danziger at any time, subject to our obligation to provide severance in certain instances as discussed below.  Pursuant to his employment agreement, Mr. Danziger will receive an annual base salary of $624,000 per year.  In addition, Mr. Danziger is eligible to receive a discretionary annual cash bonus of up to 75% of his annual base salary based on achievement of performance goals set by the Board (or a committee thereof) in its sole discretion, and further subject to his continued employment through the payment date.  Under his employment agreement, Mr. Danziger will devote substantial business time to the performance of his duties on behalf of the Novocure Group.

Mr. Danziger is generally eligible to participate in Company’s 2015 Plan as determined by the Board (or a committee thereof).  Mr. Danziger did not receive any special equity grant in connection with the execution of his employment agreement.

Mr. Danziger is eligible to participate in the employee benefits generally provided to similarly-situated executive employees in Israel, subject to the satisfaction of any eligibility requirements.  Mr. Danziger shall be entitled to twenty-eight (28) paid vacation days per annum.  Unused vacation days may be accumulated (for two subsequent years) or redeemed under certain limitations. Mr. Danziger shall be entitled to recuperation pay (d’mey havra’ah) in accordance with the provisions of the applicable law (8-10 days per year, according to Mr. Danziger’s seniority).  Mr. Danziger shall be entitled to one month of paid sick days, fully compensated based on his regular base salary, per each year.  Unused sick days may be accumulated for use in subsequent years, up to the maximum of 6 months.

We have contractually agreed to provide severance benefits and, pursuant to applicable law, we contribute on a monthly basis to a Managers Insurance Policy (bituach menahalim) on Mr. Danziger’s behalf.  Such monthly contributions cover pension and disability benefits as well as severance pay in lieu of our statutory obligation to provide such payment under Israel’s Severance Pay Law.   Pursuant to his employment agreement, Mr. Danziger is the beneficiary of a Managers Insurance Policy pursuant to which we contribute on a monthly basis 8.33% of his monthly gross salary in respect of severance, 6.25% of monthly gross salary in respect of pension benefits and up to 2.5% of monthly gross salary in respect of disability benefits.  In addition to these company contributions, Mr. Danziger contributes to his Managers Insurance Policy by way of a deduction from his monthly salary, a monthly amount equal to 5.75% of his monthly gross salary.

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We contribute an amount equal to 7.5% of his monthly gross salary to a professional education fund, and we deduct 2.5% of Mr. Danziger’s monthly gross salary for an employee contribution to these funds.  In addition, his employment agreement entitles Mr. Danziger to an automobile allowance of $4,000 per month (on an after-tax basis).

Upon termination of Mr. Danziger’s employment by us without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Danziger for “good reason” (each a “Qualifying Termination”) prior to a “change in control,”  subject to Mr. Danziger’s execution without revocation of a release of claims, we will provide Mr. Danziger with a Severance Adjustment, payable in a lump sum, which will be equal to the positive difference, if any, between (a) Mr. Danziger’s annual base salary and (b) the contributed policy value (i.e. the amount in the managers insurance policy/pension fund which is attributable to our contributions in respect of severance pay) (the “Contributed Policy Value”).

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Danziger’s execution without revocation of a release of claims, we will provide Mr. Danziger with a Change in Control Severance Adjustment, payable in a lump sum,, which will be equal to the positive difference, if any, between (a) the sum of two-times his annual base salary plus two times target annual bonus, and (b) the Contributed Policy Value. Additionally, any stock options or other equity awards granted to Mr. Danziger after the effective date of Mr. Danziger’s employment agreement will become fully vested on the date of such termination.

Pursuant to the his employment agreement, Mr. Danziger is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 12 months thereafter.

Groenhuysen employment agreement

On October 10, 2016, one of our subsidiaries entered into an employment agreement with Wilhelmus Groenhuysen pursuant to which Mr. Groenhuysen serves as our Chief Financial Officer. This agreement supersedes in its entirety the employment agreement that was previously entered into between Mr. Groenhuysen and one of our subsidiaries.  Under his employment agreement, Mr. Groenhuysen’s employment is “at-will” and may be terminated by either Mr. Groenhuysen or us at any time, subject to our obligation to provide severance in certain instances as discussed below.  Pursuant to his employment agreement, Mr. Groenhuysen will receive an annual base salary of $600,600 per year.  In addition, Mr. Groenhuysen is eligible to receive a discretionary annual cash bonus of up to 50% of his annual base salary based on achievement of performance goals set by the board (or a committee thereof) in its sole discretion, and further subject to his continued employment through the payment date.  Under his employment agreement, Mr. Groenhuysen will devote substantial business time to the performance of his duties on behalf of the Novocure Group.

Mr. Groenhuysen is generally eligible to participate in Company’s 2015 Plan as determined by the Board (or a committee thereof).  Mr. Groenhuysen did not receive any special equity grant in connection with the execution of his employment agreement.

Mr. Groenhuysen is eligible to participate in the employee benefits generally provided to similarly-situated executive employees, subject to the satisfaction of any eligibility requirements.  The employment agreement provides Mr. Groenhuysen coverage under our company-sponsored life insurance plan with face value of at least two times the value of his base salary, as well as coverage under our company-paid long-term and supplemental long-term disability plans.  In addition, the employment agreement entitles Mr. Groenhuysen to an automobile allowance of $1,100 per month and reimbursement for financial planning up to a maximum of $10,000 per year.

Upon termination of Mr. Groenhuysen’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Groenhuysen for “good reason” (each a “Qualifying Termination”) prior to a “change in control,”  subject to Mr. Groenhuysen’s execution without revocation of a release of claims, he will be eligible to receive

2017 Proxy Statement

one times his base salary, paid in a lump sum, and, to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Groenhuysen and his eligible dependents as of the date of termination until the earlier of (i) 12 months following the date of termination and (ii) the date Mr. Groenhuysen is eligible for coverage under a subsequent employer’s health plan.

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Groenhuysen’s execution without revocation of a release of claims, Mr. Groenhuysen will be eligible to receive an aggregate amount equal to the sum of two times his base salary plus target annual bonus, paid in a lump sum, and to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Groenhuysen and his eligible dependents as of the date of termination until the earlier of (i)12 months following the date of termination and (ii) the date Mr. Groenhuysen is eligible for coverage under a subsequent employer’s health plan. Additionally, any stock options or other equity awards granted to Mr. Groenhuysen after the effective date of his employment agreement will become fully vested on the date of such termination.

Mr. Groenhuysen’s employment agreement also provides that, in the event that any payments Mr. Groenhuysen may receive in connection with a change in control of our company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced to the greatest amount payable that would not result in such tax, but only if it is determined such reduction would cause Mr. Groenhuysen to be better off, on a net after-tax basis, than without such reduction and payment of the excise tax under Section 4999 of the Code.

Pursuant to his employment agreement, Mr. Groenhuysen is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 12 months thereafter.

Kirson employment agreement

On October 10, 2016, one of our subsidiaries entered into an employment agreement with Eilon Kirson pursuant to which Mr. Kirson serves as our Chief Science Officer and Head of Research and Development. This agreement supersedes in its entirety the employment agreement that was previously entered into between Mr. Kirson and one of our subsidiaries.  Under his employment agreement, Mr. Kirson’s employment may be terminated by either us or Mr. Kirson at any time, subject to our obligation to provide severance in certain instances as discussed below.  Pursuant to his employment agreement, Mr. Kirson will receive an annual base salary of $416,000 per year.  In addition, Mr. Kirson is eligible to receive a discretionary annual cash bonus of up to 50% of his annual base salary based on achievement of performance goals set by the Board (or a committee thereof) in its sole discretion, and further subject to his continued employment through the payment date.  Under his employment agreement, Mr. Kirson will devote substantial business time to the performance of his duties on behalf of the Novocure Group.

Mr. Kirson is generally eligible to participate in Company’s 2015 Plan as determined by the Board (or a committee thereof).  Mr. Kirson did not receive any special equity grant in connection with the execution of his employment agreement.

Mr. Kirson is eligible to participate in the employee benefits generally provided to similarly-situated executive employees in Israel, subject to the satisfaction of any eligibility requirements.  Mr. Kirson shall be entitled to twenty (20) paid vacation days per annum.  Unused vacation days may be accumulated (for two subsequent years) or redeemed under certain limitations.   Mr. Kirson shall be entitled to recuperation pay (d’mey havra’ah) in accordance with the provisions of the

2017 Proxy Statement

applicable law (8-10 days per year, according to Mr. Kirson’s seniority).  Mr. Kirson shall be entitled to sick leave according to the provisions of applicable law.

We have contractually agreed to provide severance benefits and, pursuant to applicable law, we contribute on a monthly basis to a Managers Insurance Policy (bituach menahalim) on Mr. Kirson’s behalf.  Such monthly contributions cover pension and disability benefits as well as severance pay in lieu of our statutory obligation to provide such payment under Israel’s Severance Pay Law.   Pursuant to his employment agreement, Mr. Kirson is the beneficiary of a Managers Insurance Policy pursuant to which we contribute on a monthly basis 8.33% of his monthly gross salary in respect of severance, 6.25% of monthly gross salary in respect of pension benefits and up to 2.5% of monthly gross salary in respect of disability benefits.  In addition to these company contributions, Mr. Kirson contributes to his Managers Insurance Policy by way of a deduction from his monthly salary, a monthly amount equal to 5.75% of his monthly gross salary.

We contribute an amount equal to 7.5% of his monthly gross salary to a professional education fund, and we deduct 2.5% of Mr. Kirson’s monthly gross salary for an employee contribution to these funds.  In addition, his employment agreement entitles Mr. Kirson to an automobile allowance of $2,055 per month (on an after-tax basis).

Upon termination of Mr. Kirson’s employment by us without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Kirson for “good reason” (each a “Qualifying Termination”) prior to a “change in control,”  subject to Mr. Kirson’s execution without revocation of a release of claims, we will provide Mr. Kirson with a Severance Adjustment, payable in a lump sum, which will be equal to the positive difference, if any, between (a) 75% of Mr. Kirson’s annual base salary and (b) the contributed policy value (i.e. the amount in the managers insurance policy/pension fund which is attributable to our contributions in respect of severance pay) (the “Contributed Policy Value”).

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Kirson’s execution without revocation of a release of claims, we will provide Mr. Kirson with a Change in Control Severance Adjustment, payable in a lump sum,, which will be equal to the positive difference, if any, between (a) the sum of 1.5-times his annual base salary plus 1.5 times target annual bonus, and (b) the Contributed Policy Value. Additionally, any stock options or other equity awards granted to Mr. Kirson after the effective date of Mr. Kirson’s employment agreement will become fully vested on the date of his termination.

Pursuant to the his employment agreement, Mr. Kirson is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 9 months thereafter.

Other compensation practices and policies

Share ownership guidelines

In February 2017, our Board adopted share ownership guidelines intended to better align the interests of our directors and executive officers with the interests of our shareholders and to continue to promote our commitment to sound corporate governance. Under these guidelines, our executive officers are required to achieve ownership of our Ordinary Shares valued at three times their annual base salary (five times in the case of our CEO and our Executive Chairman) within five years of becoming an executive officer or, in the case of officers serving at the time the guidelines were initially adopted, within five years of the date of adoption of the guidelines. Our non-employee directors are required to achieve ownership of our Ordinary Shares valued at three times the amount of the annual cash retainer payable to directors within five years of joining the Board or, in the case of directors serving at the time the guidelines were initially adopted, within five years of

2017 Proxy Statement

the date of adoption of the guidelines. The ownership levels of our executive officers and directors as of March 9, 2017 are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Risk considerations in our compensation program

We believe that the mix and design of the elements of our employee compensation policies and practices do not motivate imprudent risk-taking. Consequently, we are satisfied that any potential risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Equity Compensation Plan Information

The following table gives information about our Ordinary Shares that may be issued upon the exercise of stock options under all of our existing equity compensation plans as of December 31, 2016, including the 2003 Share Option Plan, the 2013 Share Option Plan and the 2015 Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	11,377,354	$6.84	16,136,439
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	11,377,354	$6.84	16,136,439

2017 Proxy Statement

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables present information as to the beneficial ownership of our Ordinary Shares as of March 9, 2017 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Ordinary Shares;
•	each named executive officer as set forth in the summary compensation table included in this proxy statement;
•	each of our directors and director nominees; and
•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership of our Ordinary Shares in the tables is based on 88,091,068 Ordinary Shares issued and outstanding on March 9, 2017. Ordinary Shares subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our Ordinary Shares in the table is based on 88,091,068 Ordinary Shares issued and outstanding on March 9, 2017. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Novocure, 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355.

Ownership of Management

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Ordinary Shares	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
Directors, Nominees and Named Executive Officers:
William F. Doyle(1)	753,653	10,377	764,030	*
Kinyip Gabriel Leung(2)	—	425,611	425,611	*
Asaf Danziger(3)	1,338,797	1,174,030	2,512,827	2.8
Wilhelmus Groenhuysen(4)	266,284	902,315	1,168,599	1.3
Eilon Kirson(5)	334,083	562,744	896,827	1.0
Yoram Palti, M.D., Ph.D.(6)	1,818,879	—	1,818,879	2.0
William Burkoth(7)	—	21,500	21,500	*
Louis J. Lavigne, Jr.(8)	7,403	184,107	191,510	*
Martin J. Madden	—	—	—	—
Robert J. Mylod, Jr.(9)	168,114	184,107	352,221	*
Gert Lennart Perlhagen(10)	6,000,000	21,500	6,021,500	6.8
Charles G. Phillips III(11)	68,405	184,107	252,512	*
William A. Vernon(12)	249,085	21,500	270,585	*
All directors and current executive officers as a group (15 persons)	11,139,417	4,320,137	15,459,554	16.7

*	Represents beneficial ownership of less than one percent of our outstanding Ordinary Shares.

2017 Proxy Statement

(1)

As reported on Schedule 13G filed with the SEC on March 3, 2017, includes 84,699 Ordinary Shares held by Mr. William F. Doyle, 10,377 Ordinary Shares underlying warrants exercisable by Mr. Doyle within 60 days of March 9, 2017, and 625,954 Ordinary Shares held by WFD-GP II, LLC. Mr. Doyle is a managing director of WFD Ventures LLC, which is the sole member of WFD-GP II, LLC. As such, Mr. Doyle’s ownership includes the beneficial ownership of 43,000 Ordinary Shares held WFD Ventures Fund II, L.P. and 625,954 Ordinary Shares held by WFD-GP II, LLC. Mr. Doyle disclaims beneficial ownership in such shares to the extent that he does not have a pecuniary interest.

(2)	Represents 425,611 Ordinary Shares underlying share options exercisable by Mr. Leung within 60 days of March 9, 2017.
(3)	Represents 1,338,797 Ordinary Shares and 1,174,030 Ordinary Shares underlying share options exercisable by Mr. Danziger within 60 days of March 9, 2017.
(4)	Represents 266,284 Ordinary Shares and 902,315 Ordinary Shares underlying share options exercisable by Mr. Groenhuysen within 60 days of March 9, 2017.
(5)	Represents 334,083 Ordinary Shares and 562,744 Ordinary Shares underlying share options exercisable by Mr. Kirson within 60 days of March 9, 2017.
(6)

Professor Palti shares voting and investment power for the shares held by Bennet Limited. As such, Professor Palti’s beneficial ownership includes 1,671,054 Ordinary Shares held by Bennet Limited and 147,825 Ordinary Shares held by Professor Palti. We currently have the right to require Professor Palti and Bennet Limited to sell up to $55,000 of their Ordinary Shares in market transactions, so long as the market price of our Ordinary Shares is $17.60, or not less than 80% of the price of the Ordinary Shares that were sold in the IPO.

(7)	Represents 21,500 Ordinary Shares underlying share options exercisable by Mr. Burkoth within 60 days of March 9, 2017.
(8)

Represents 7,403 Ordinary Shares and 187,107 Ordinary Shares underlying share options exercisable by Mr. Lavigne, within 60 days of March 9, 2017. Includes 7,403 Ordinary Shares held by Spring Development Group, LLC, of which Mr. Lavigne is a managing member. Mr. Lavigne shares investment power with respect to these shares. Mr. Lavigne disclaims beneficial ownership in such shares to the extent that he does not have a pecuniary interest.

(9)

Represents 168,114 Ordinary Shares and 187,107 Ordinary Shares underlying share options exercisable by Mr. Mylod within 60 days of March 9, 2017.  Includes 20,000 Ordinary Shares held by Annox Capital LLC, of which Mr. Mylod is the managing member.  Mr. Mylod holds sole voting and investment power over shares held by Annox Capital LLC.

(10)	Represents 6,000,000 Ordinary Shares and 21,500 Ordinary Shares underlying share options exercisable by Mr. Perlhagen within 60 days of March 9, 2017.
(11)	Represents 184,107 Ordinary Shares underlying share options exercisable by Mr. Phillips, within 60 days of March 9, 2017. Includes 68,405 Ordinary Shares held by the wife of Mr. Phillips.
(12)	Represents 249,085 Ordinary Shares and 21,500 Ordinary Shares underlying share options exercisable by Mr. Vernon within 60 days of March 9, 2017.

2017 Proxy Statement

Ownership of Certain Beneficial Owners

As of March 9, 2017, our records and a review of relevant SEC filings indicated that the following shareholders were the beneficial owners of more than 5% of our Ordinary Shares.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percent
Hansjoerg Wyss(1)	9,954,748	11.3
FMR LLC(2)	4,889,661	5.6
Pomona Capital VII, L.P.(3)	9,874,860	11.3

(1)

As reported on Schedule 13G filed with the SEC on February 12, 2016, includes the beneficial ownership of 9,954,748 Ordinary Shares. The address for Mr. Wyss is c/o Loreda, 138 Mt. Auburn St, Cambridge, MA 02138.

(2)	As reported on Schedule 13G filed with the SEC on February 14, 2017. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)

As reported on Schedule 13G filed with the SEC on March 23, 2017. The address for Pomona Capital VII, L.P. is c/o Pomona Management, 780 Third Avenue, 46th Floor, New York, NY 10017. Represents 6,798,841 Ordinary Shares held directly by Pomona Capital VII, L.P. ("PC VII") and 3,076,019 Ordinary Shares held directly by Pomona Capital VII Fund Investors, L.P. ("PC VII FI"). The sole member of PC VII is Pomona Associates VII, L.P. ("PCVII GP"). The general partner of PCVII GP is Pomona Secondary Associates VII LLC ("PCVII LLC"). The sole member of PCVII LLC is Pomona G.P. Holdings LLC ("Holdings LLC"). The individual managers of Holdings LLC are Michael D. Granoff ("Granoff"), Frances N. Janis ("Janis") and Stephen M. Futrell ("Futrell") and, as such, each of PCVII GP, PCVII LLC, Holdings LLC, Granoff, Janis and Futrell exercises shared voting and investment power over the shares held of record by PC VII. The Class A sole member of PC VII FI is PCVII GP and the Class B general partner of PC VII FI is PCVII LLC. The general partner of PCVII GP is also PCVII LLC. The sole member of PCVII LLC is Holdings LLC. The individual managers of Holdings LLC are Granoff, Janis and Futrell and, as such, each of PCVII GP, PCVII LLC, Holdings LLC, Granoff, Janis and Futrell exercises shared voting and investment power over the shares held of record by PC VII FI. Each of the reporting persons disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein, if any.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Ordinary Shares and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with except for a Form 4 for Prof. Palti reporting an option exercise, which was filed late due to an administrative error.

2017 Proxy Statement

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Once you have received notice from the Company or your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify the Company or your broker that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may notify your broker or direct your written request to: Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355. Shareholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered.

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the company and the reports of the directors and auditors before shareholders at a general meeting. Therefore, our accounts for the fiscal year ended December 31, 2016 will be presented to the shareholders at the Annual Meeting.

Shareholder Proposals and Nominations for the 2018 Annual General Meeting of Shareholders

To be considered for inclusion in our proxy materials for the 2018 annual general meeting of shareholders pursuant to the SEC’s Rule 14a-8, shareholder proposals must be submitted in writing by November 28, 2017 to NovoCure’s company secretary at First Floor, Le Masurier House, La Rue Le Masurier, St. Helier, JE2 4YE Jersey, Channel Islands. Otherwise, if you wish to submit a proposal to be considered at the 2018 annual general meeting of shareholders or nominate a director for election at such meeting, you must submit notice to NovoCure’s company secretary at the address above between January 8, 2018 and February 7, 2018.  You are also advised to review our Articles of Association, which contain additional requirements related to our advance notice procedures. A copy of our Articles of Association may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also request a copy of our Articles of Association, without charge, from Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355.

Other Matters

As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the shareholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

2017 Proxy Statement

Annual Reports

Our Annual Report will be mailed with this Proxy Statement to those shareholders that request and receive a copy of the proxy materials in the mail. Shareholders that received the Notice of Internet Availability can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability. The Annual Report and this Proxy Statement are also available on our investor relations website at www.novocure.com and at the SEC’s website at www.sec.gov.

Upon written request by a Novocure shareholder, we will mail without charge a copy of our Annual Report, including our Annual Report on Form 10-K and the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania  19355.

By Order of the Board of Directors

William F. Doyle Chairman of the Board of Directors

March 28, 2017

2017 Proxy Statement

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000321345_1 R1.0.1.15 NovoCure Limited LE MASURIER HOUSE LA RUE LE MASURIER ST. HELIER JE2 4YE JERSEY, CHANNEL ISLANDS VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EST on May 7, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EST on May 7, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors Nominees For Against Abstain 01- Louis J. Lavigne, Jr. 02- Kinyip Gabriel Leung 03- Martin J. Madden 04- Gert Lennart Perlhagen The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To approve and ratify the appointment, by the Audit Committee of our Board of Directors, of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the auditor and independent registered public accounting firm of the Company for the Company's fiscal year ending December 31, 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

2017 Proxy Statement

000321345_2 R1.0.1.15 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com NovoCure Limited Annual General Meeting of Shareholders May 10, 2017 10:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint Wilhelmus Groenhuysen, Todd Longsworth and Kimberly Burke, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of NovoCure Limited that the shareholder(s) is/are entitled to vote at the Annual General Meeting of shareholder(s) to be held at 10:00 AM, EST on May 10, 2017, at the First Floor, Le Masurier House, La Rue Le Masurier, St. Helier JE2 4YE Jersey, Channel Islands, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side a paper copy of the materials, which will include a proxy card. How To Vote . Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . . 0000321344_2 R1.0.1.15 1. Notice & Proxy Statement 2. Annual Report 3. Form 10-K Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 26, 2017 to facilitate timely delivery.

Voting items 0000321344_3 R1.0.1.15 The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors Nominees 01- Louis J. Lavigne, Jr. 02- Kinyip Gabriel Leung 03- Martin J. Madden 04- Gert Lennart Perlhagen The Board of Directors recommends you vote FOR the following proposal: 2. To approve and ratify the appointment, by the Audit Committee of our Board of Directors, of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the auditor and independent registered public accounting firm of the Company for the Company's fiscal year ending December 31, 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

000321344_4 R1.0.1.15